UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2025

Donnelley Financial Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37728	36-4829638
(Commission File Number)	(IRS Employer Identification No.)

391 Steel Way,
Lancaster, Pennsylvania	17601
(Address of Principal Executive Offices)	(Zip Code)

(800) 823-5304

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	DFIN	NYSE

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) Donnelley Financial Solutions, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 14, 2025.

(b) The following matters were voted upon at the Annual Meeting of Stockholders:

1. The election of the nominees for Directors was voted on by the Stockholders. The nominees, all of whom were elected, were Luis A. Aguilar, Richard L. Crandall, Juliet S. Ellis, Gary G. Greenfield, Daniel N. Leib, Lois M. Martin, Chandar Pattabhiram and Ayman Sayed. The Inspector of Election certified the following vote tabulations:

	For	Against	Abstain	Non-Votes
Aguilar	23,010,530	1,943,759	8,355	1,611,112
Crandall	24,370,410	583,896	8,338	1,611,112
Ellis	24,380,313	435,994	146,337	1,611,112
Greenfield	24,882,764	71,244	8,636	1,611,112
Leib	24,918,639	37,108	6,897	1,611,112
Martin	24,917,517	37,341	7,786	1,611,112
Pattabhiram	24,372,003	443,939	146,702	1,611,112
Sayed	24,921,558	31,432	9,654	1,611,112

2. The Stockholders voted to approve the advisory resolution on executive compensation. The Inspector of Election certified the following vote tabulation:

For	Against	Abstain	Non-Votes
24,331,534	305,488	325,622	1,611,112

3. The Stockholders voted to approve an amendment to the Amended and Restated Donnelley Financial Solutions, Inc. 2016 Performance Incentive Plan. The Inspector of Election certified the following vote tabulation:

For	Against	Abstain	Non-Votes
22,196,781	2,752,918	12,945	1,611,112

4. The Stockholders voted to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2025. The Inspector of Election certified the following vote tabulation:

For	Against	Abstain	Non-Votes
26,273,225	288,615	11,916	0

Item 8.01. Other Events

Share Repurchase Program

On May 15, 2025, the Board of Directors authorized the repurchase of up to $150 million of the Company’s outstanding common stock from time to time in one or more transactions on the open market or in privately negotiated purchases commencing May 16, 2025. This share repurchase program replaces the previous $150 million program which had approximately $15 million remaining. The new share repurchase program will be effective through December 31, 2026.

The timing and amount of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONNELLEY FINANCIAL SOLUTIONS, INC.

Date: May 19, 2025	By:	/s/ LEAH TRZCINSKI
Leah Trzcinski
Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary